Exhibit 99

FOR IMMEDIATE RELEASE

Summary: Mercantile Bankshares First Quarter Update - Expense Information

BALTIMORE, MARYLAND, March 14, 2005 — Today, Edward J. Kelly III, Chairman, President and CEO of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), in an investor meeting confirmed that Bankshares is on track to meet its 2005 goal of holding the noninterest expense run rate to $404 million. In addition, Mr. Kelly confirmed that noninterest expense for the first quarter is currently projected to be less than $101 million.

Mercantile Bankshares Corporation, with more than $14 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. Its 13 member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from more than 200 locations. The banks provide a comprehensive array of banking, investment and wealth management services for individuals, businesses, institutions and nonprofits. Additional information is available at www.mercantile.com.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, concerning Bankshares’ future noninterest expense. These forward-looking statements are based on the current beliefs and expectations of Bankshares’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Bankshares’ control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual noninterest expense for the first quarter of 2005, and for fiscal year 2005, may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Bankshares with the Securities and Exchange Commission and available on the SEC’s Internet site www.sec.gov. Bankshares does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:
David E. Borowy
Investor Relations
410-347-8361
david.borowy@mercantile.com